EXHIBIT 10.19

                                      LEASE

         THIS LEASE is made as of December 28, 1990 between HEALTH AND REHABILITATION PROPERTIES TRUST (known in Wisconsin as "Health and Rehabilitation Properties REIT"), a Maryland real estate investment Trust ("Landlord"), having its principal office at 400 Centre Street, Newton, Massachusetts and AMS PROPERTIES, INC. a Delaware corporation, ("Tenant") having its principal office 200 East del Mar, Suite 126, Pasadena, California 91105, with reference to the following facts:

         A. Landlord, Tenant, American Medical Services, Inc. ("AMS"), which owns beneficially and of record all of the capital stock of Tenant, and AMS Holding Co. ("AMSHC"), which owns beneficially and of record all of the capital stock of AMS, and HostMasters, Inc., which owns beneficially and of record all of the capital stock of AMSHC have entered into an Acquisition Agreement, Agreement to Lease and Mortgage Loan Agreement dated as of even date herewith, pursuant to which, among other things, Landlord agreed to acquire from AMS and simultaneously to lease to Tenant certain parcels of real property and improvements (the "Collective Leased Properties") each for use and operation as a licensed nursing home.

         B. The transaction contemplated in the foregoing recital provides that each Collective Leased Property will be leased pursuant to a Lease which shall incorporate a Master Lease Document dated as of December 28, 1990 between Landlord and Tenant (as the same may be amended, modified or supplemented from time to time, the "Master Lease").

         C. The Leased Property identified in Paragraph 3 below (the "Leased Property") is one of the Collective Leased Properties.

         In consideration of the foregoing, the parties agree:

         1. Purchase Price. The Purchase Price paid by Landlord to AMS for the Leased Property was the sum of Four Million Five Hundred Three Thousand and No/100 Dollars ($4,503,000).

         2.   Incorporation   of  Master  Lease.  The  Master  Lease  is  hereby
incorporated herein in its entirety as though each and every part thereof were set forth in full herein.

         3. Description of Leased Property. The Leased Property which Landlord shall lease to Tenant and Tenant shall lease from Landlord, pursuant to the terms hereof and the terms of the Master Lease, is that property located at the following street address:

                  Cedars Health Care Center
                  1599 Ingalls Street
                  Lakewood, CO

         The Land referred to in the Master Lease is more particularly described in Schedule A hereto.

         4. Fixed Term. The Fixed Term of this Lease is ten (10) years, commencing on December 28, 1990 (the "Commencement Date"), and ending on December 28, 2000.

         5. Extended Terms. Subject to the provisions of Section 2.4 of the Master Lease, Tenant is hereby granted the right to renew the Lease for three
(3) 10-year consecutive optional renewal terms for a maximum tern if all such options are exercised of thirty (30) years after the expiration of the Fixed Term.

         6. Rental The initial Minimum Rent payable during the Fixed Term pursuant to Section 3.1.1(a) of the Master Lease is the annual sum of Five Hundred Ninety Six Thousand Six Hundred Forty Eight and No/100 Dollars $596,648) payable in equal monthly installments of Forty Nine Thousand Seven Hundred Twenty and 67/100 Dollars ($49,720.67). The Minimum Rent for the Extended Terms shall be at the rental provided for in Section 3.1.1(e) of the Master Lease. During the Term, Minimum Rent shall be subject to adjustment as provided in Sections 3.1.1(b) through 3.1.1(d) and 3.1.1(f) of the Master Lease. Landlord will credit against installments of Minimum Rent the amounts determined in accordance with Section 3.1.1(g) of the Master Lease. Tenant shall also pay additional Rent pursuant to Section 3.1.2 of the Master Lease.

         7. NONLIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING LANDLORD, DATED OCTOBER 9, 1986, A COPY OF WHICH TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND REHABILITATION PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEE, BUT NOT INDIVIDUALLY OR PERSONALLY. NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF LANDLORD SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, LANDLORD. ALL PERSONS DEALING WITH LANDLORD IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF LANDLORD FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized officers as of the date first above written.

         LANDLORD:                HEALTH AND REHABILITATION
                                  PROPERTIES TRUST, a Maryland
                                  real estate investment trust


                                  By: /s/
                                  Name:
                                  Title:

         TENANT:                  AMS PROPERTIES, INC.
                                  a Delaware corporation


                                  By: /s/
                                  Name:
                                  Title:

                                   Omitted Exhibits


         The following exhibits to the Lease have been omitted:

Exhibit Letter             Exhibit Title
         A                 Description of Land
         B                 Permitted Encumbrances

         The registrant agrees to furnish supplementally a copy of the foregoing omitted exhibits to the Securities and Exchange Commission upon request.

                            SCHEDULE TO EXHIBIT 10.19

         Pursuant to Instruction 2 to Item 601 of Regulation S-K, the following Leases, which are substantially identical in all material respects to the Lease filed herewith, are omitted. The following list sets forth the material differences in the leased premises, purchase price, annual rental and monthly rent.

                                                                     Annual             Monthly
         Leased Premises                    Purchase Price           Rental              Rent
--------------------------------------------------------------------------------------------------

  Greentree Health Care Center             $ 1,886,000.00          $ 249,895.00        $ 20,824.58
        70 Greentree Road
        Clintonville, WI

  Lancaster Convalescent Center            $ 2,771,000.00          $ 367,158.00        $ 30,596.50
      1642 West Avenue "J"
          Lancaster, CA

  Park Manor Health Care Center            $ 4,003,000.00          $ 530,398.00        $ 44,199.83
      1824 East Park Place
          Milwaukee WI

   Virginia Health Care Center             $ 3,964,000.00          $ 525,230.00        $ 43,769.17
      1471 Waukesha Avenue
          Waukesha, WI

acific Gardens Health Care Center          $ 3,733,000.00          $ 494,623.00        $ 41,218.58
     577 South Peach Avenue
           Fresno, CA

   Tarzana Health Care Center              $ 2,540,000.00          $ 336,550.00        $ 28,045.83
       5640 Reseda Avenue
           Tarzana, CA

      Van Nuys Convalarium                 $ 1,232,000.00          $ 163,240.00        $ 13,603.33
      6835 Hazeltine Avenue
          Van Nuys, CA

    Thousand Oaks Convalarium              $ 3,541,000.00          $ 469,183.00        $ 39,098.58
 93 West Avenida de los Arobules
        Thousand Oaks, CA

   Flagship Health Care Center             $ 3,272,000.00          $ 433,540.00        $ 36,128.33
        466 Flagship Road
        Newport Beach, CA








   Woodlawn Health Care Center             $ 5,273,000.00          $ 698,673.00        $ 58,222.75
     18740 W. Bluemound Rd.
         Brookfield, WI

           Pine Manor                      $ 1,925,000.00          $ 255,063.00        $ 21,255.25
  East Side of County Y Highway
  Embarrass [Clintonville], WI

 Sunny Hills Health Care Center            $ 2,001,000.00          $ 265,133.00        $ 22,094.42
        4325 Nakoma Road
           Madison, WI

  Cherrelyn Manor Nursing Home             $ 5,889,000.00          $ 780,293.00        $ 65,024.42
        5555 South Elati
          Littleton, CO
